Exhibit 99.1

JOINT FILING AGREEMENT
The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement.
The undersigned acknowledge that each is responsible for the timely filing of such statement on Schedule
13G and any amendments thereto, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate or incomplete.
This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: 11/11/2026

Fundomo SN-001, LP
By: Fundomo SN-001 GP, LLC, its general partner

By: /s/ Corey L. Nobile
Name: Corey L. Nobile
Title: Sole Member

Fundomo SN-002, LP
By: Fundomo SN-002 GP, LLC, its general partner

By: /s/ Corey L. Nobile
Name: Corey L. Nobile
Title: Sole Member

Fundomo SN-001 GP, LLC

By: /s/ Corey L. Nobile
Name: Corey L. Nobile
Title: Sole Member

Fundomo SN-002 GP, LLC

By: /s/ Corey L. Nobile
Name: Corey L. Nobile
Title: Sole Member

Corey L. Nobile

Signature: /s/ Corey L. Nobile